As filed with the Securities and Exchange Commission on June 29, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

43-2099257
(IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Award Plan
(Full title of the plan)

Kirsten E. Richesson
Secretary and General Counsel
Blackhawk Network Holdings, Inc.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Name and address of agent for service)

(925) 226-9990
(Telephone number, including area code, of agent for service)

Copies to:
Anthony J. Richmond
Kathleen M. Wells
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
(650) 328-4600

SF\5981429.3

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	4,000,000	$41.48	$165,920,000.00	$19,279.90

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) that become issuable under the 2013 Equity Incentive Award Plan, as amended (the “2013 Plan”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s Common Stock.

(2)
Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 29, 2015.

Proposed sale to take place as soon after the effective date of the
Registration Statement as awards under the plans are granted and/or exercised.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Blackhawk Network Holdings, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 4,000,000 shares of the Registrant’s Common Stock reserved for issuance under the 2013 Plan for which a registration statement of the Registrant on Form S-8 relating to such employee benefit plan is effective (File No. 333-188456) in accordance with General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference of the Contents of Registration Statement on Form S-8

The contents of the registration statement on Form S-8 (File No. 333-188456), filed with the Commission on May 8, 2013 are incorporated by reference herein, except as updated herein.

Item 3.    Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35882), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 16, 2013, as amended on May 13, 2015, and including any amendments or reports filed for the purpose of updating such description;

(b)
The Annual Report on Form 10-K for the year ended January 3, 2015, filed by the Registrant with the Commission on March 4, 2015, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statement has been filed;

(c)	The Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015, filed by the Registrant with the Commission on May 5, 2015; and

(d)
The Current Reports on Form 8-K filed by the Registrant with the Commission on February 23, 2015, May 1, 2015, May 22, 2015 (except with respect to Item 7.01 and Exhibit 99.1 furnished under Item 9.01), May 29, 2015, June 11, 2015 and June 23, 2015.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of attorney (included in the signature page to this Registration Statement).
99.1	2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8, filed by Registrant with the Commission on May 8, 2013).
99.2
First amendment to the 2013 Equity Incentive Award Plan (incorporated by reference to Annex B to the Definitive Proxy Statement on Schedule 14A, filed by Registrant with the Commission on April 8, 2015).

99.3
Form of Stock Option Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.4
Form of Restricted Stock Unit Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.5
Form of Restricted Stock Award Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.6
Form of Stock Appreciation Rights Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 29th day of June, 2015.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ Kirsten E. Richesson
Name:	Kirsten E. Richesson
Title:	General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William Y. Tauscher, Jerry Ulrich and Kirsten E. Richesson, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Y. Tauscher	Chief Executive Officer and Chairman of the Board	June 29, 2015
William Y. Tauscher	(Principal Executive Officer)

/s/ Jerry Ulrich	Chief Financial Officer and Chief Administrative Officer	June 29, 2015
Jerry Ulrich	(Principal Financial Officer)

/s/ Joan B. Lockie	Chief Accounting Officer	June 29, 2015
Joan B. Lockie	(Principal Accounting Officer)

/s/ Richard H. Bard	Director	June 29, 2015
Richard H. Bard

/s/ Steven A. Burd	Director	June 29, 2015
Steven A. Burd

/s/ Robert L. Edwards	Director	June 29, 2015
Robert L. Edwards

/s/ Mohan Gyani	Director	June 29, 2015
Mohan Gyani

/s/ Paul Hazen	Director	June 29, 2015
Paul Hazen

/s/ Lawrence F. Probst III	Director	June 29, 2015
Lawrence F. Probst III

/s/ Arun Sarin	Director	June 29, 2015
Arun Sarin

/s/ Jane J. Thompson	Director	June 29, 2015
Jane J. Thompson

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of attorney (included in the signature page to this Registration Statement).
99.1	2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8, filed by Registrant with the Commission on May 8, 2013).
99.2
First amendment to the 2013 Equity Incentive Award Plan (incorporated by reference to Annex B to the Definitive Proxy Statement on Schedule 14A, filed by Registrant with the Commission on April 8, 2015).

99.3
Form of Stock Option Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.4
Form of Restricted Stock Unit Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.5
Form of Restricted Stock Award Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.6
Form of Stock Appreciation Rights Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).